Exhibit 99.02

Tonix Pharmaceuticals Appoints Chief Financial Officer

- Bradley J. Saenger Promoted Internally -

New York, NY – February 25, 2016 – Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP) (Tonix), which is developing next-generation medicines for fibromyalgia and post-traumatic stress disorder (PTSD), has appointed Bradley Saenger, CPA, as Chief Financial Officer (CFO). Tonix also has appointed Jessica Morris, who was serving as Acting CFO, to Executive Vice President of Administration. Both of these changes are effective immediately.

Mr. Saenger joined Tonix in 2014 as Director of Accounting and was promoted to Vice President of Accounting in 2016. He has been responsible for managing accounting details for Tonix and its subsidiaries, and has overseen its quarterly reviews and annual audit. Mr. Saenger brought to Tonix more than a decade of finance experience from large publicly-traded companies, including extensive expertise in managing foreign exchange and cash flow statements. Prior to joining Tonix, Mr. Saenger contributed to the financial departments of Shire Pharmaceuticals, Steward Health Care System, Vertex Pharmaceuticals and Alere, Inc. Additionally, he was a Senior Associate focused on biotechnology and technology at PricewaterhouseCoopers. Mr. Saenger holds bachelor’s and honors’ degrees in Accounting Science from the University of South Africa. Mr. Saenger is also a chartered accountant and a certified public accountant.

Seth Lederman, M.D., president and chief executive officer of Tonix said, “We are delighted to add Bradley to our executive management team. Bradley has been an integral asset to our finance department, and he is increasing his level of contribution to Tonix during a seminal time as we prepare for key data readouts in the coming two quarters, in PTSD and fibromyalgia.”

Dr. Lederman added, “We are grateful to Jessica for serving as Acting CFO since January. In her new position of Executive Vice President of Administration, Jessica will report directly to me in a role that includes management of operations, strategic planning, human resources and investor relations.”

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing next-generation medicines for common disorders of the central nervous system, including fibromyalgia and post-traumatic stress disorder. These disorders are characterized by chronic disability, inadequate treatment options, high utilization of healthcare services, and significant economic burden. This press release and further information about Tonix can be found at www.tonixpharma.com.

Safe Harbor / Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our possible need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the period ended September 30, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015 and November 6, 2015, respectively, and future periodic reports filed with the SEC on or after the date hereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contact:

Bradley J. Saenger

Chief Financial Officer

(212) 980-9155 x107

bradley.saenger@tonixpharma.com

Jenene Thomas Communications (investors)

Jenene Thomas

(908) 938-1475

jenene@jenenethomascommunications.com

Dian Griesel Int'l. (media)

Susan Forman / Laura Radocaj

(212) 825-3210

sforman@dgicomm.com

lradocaj@dgicomm.com

Source: Tonix Pharmaceuticals Holding Corp.

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